EXHIBIT 99.1


                       [LOGO] TRINITY LEARNING CORPORATION


                          TRINITY LEARNING CORPORATION
          1831 Second Street  Berkeley California USA  (510) 540 9300
                             www.trinitylearning.com


From:   Douglas Cole
        Chief Executive Officer

To:     All Shareholders of Trinity Learning Corporation

Date:   October 18, 2004

Dear Shareholders,

As we enter the final three months of calendar year 2004, I would like to take this opportunity to bring you up to date on our "leveraged build-up" strategy to grow Trinity Learning Corporation through strategic acquisitions, alliances and investments.

Following mutual termination of our proposed merger with Prosoft, management has focused its efforts in the following areas:

     1.   Closing strategic investments from major investment funds;
     2. Structuring a major financing to be led by one or more U.S. investment banking firms;
     3. Identifying and negotiating additional acquisition targets, focused in North America and Western Europe;
     4. Integrating and leveraging acquired operating assets in the U.S., Australia, South Africa, and Europe;
     5. Developing our financial, shareholder and reporting infrastructure to meet listing requirements for a larger exchange such as the American Stock Exchange;
     6. Identifying and structuring strategic partnership alliances and other business development initiatives.

I believe we have made progress in all of these areas.

Our strategy since inception has been to create a unique learning and education company to pursue profitable business in the massive and growing global marketplace for education, training, certification, and workplace learning. As you know, our international strategy has consisted of whole or majority ownership positions in operating companies comprising as River Murray Training (Australia), Riverbend Group Holdings (South Africa), IRCA (South Africa), and Virtual Learning Partners (Norway).

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October 18, 2004

In some of these markets, particularly South Africa, the growth of our subsidiaries has been impacted by currency markets (i.e. weakening U.S. dollar versus the South African Rand), world energy prices, and world political events affecting the marketability of U.S. products and services in foreign markets. Based on these factors we are in the process of evaluating, on a case by case basis, the optimal long-term investment and operational strategy for each of the global markets where we currently operate.

Largely for these reasons, we announced previously that our current acquisition focus is on finding revenue, net income and balance sheet accretive operating companies in the United States and North America, with a secondary focus on Western Europe. While we will continue to be evaluating opportunities internationally, we have refined our strategy to focus on owning, operating and growing U.S.-based subsidiaries as the operating engines for Trinity Learning. In doing so, we plan to build on our U.S. base of operations that currently includes a financial and administrative headquarters in Berkeley, California and TouchVision, our operating subsidiary in Southern California.

Also, based on significant trends in education and training markets as well as acquisition opportunities that have been presented to us since gaining increased market visibility following announcement of the Prosoft transaction, we have further refined our strategy to focus on workplace learning and certification as our core group of products and services to be acquired and leveraged during the remainder of 2004 and during 2005.

To underscore this strategy, on September 13, 2004 we announced a $5.5 million convertible financing facility from Laurus Master Fund, Ltd. ("Laurus Funds"). The financing facility includes approximately $4.5 million in net proceeds to be used for the continued execution of Trinity Learning's acquisition strategy, held in a restricted cash account pending approval of targeted North American acquisition candidates. A portion of the net proceeds of this financing facility are being used for working capital.

While we intend to focus on the United States for the near future, we continue to believe there is a global market for workplace learning and certification. We intend to continue to maintain and increase our brand presence internationally through majority and minority ownership in operating companies in targeted international markets. Additionally, our future global initiatives are expected to include joint ventures, strategic majority or minority investments, strategic partnership alliances, marketing and development alliances and other strategic relationships that we believe will establish Trinity Learning as the pre-eminent corporate brand in workplace learning and certification. Our strategic alliance with the University of California is an example of the kind of course development and marketing relationship that we believe will differentiate Trinity Learning from our competition.

We also intend to devote resources to develop products, services and partnerships in the large and growing market for workplace learning and certification in general and targeted demographic segments including the Hispanic market in the United States and North America. We are establishing a corporate division targeting this market. We also intend to pursue acquisitions and business opportunities in targeted industry segments such as information security and other aspects of information technology, security training and compliance, and other professional certifications.

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October 18, 2004

Our blueprint for the growth and acquisition strategy for Trinity Learning has been to map our company to market drivers such as population growth, dynamic changes in the world's workforce, globalization, technology and international trade agreements and initiatives that promote training and education. With an estimated 1 billion new employees entering the global workforce each decade will into the 21st century, we believe there is more than sufficient market potential to support the growth of Trinity Learning through acquisitions and internal growth over the coming years.

Our acquisition model continues to focus on identifying profitable operating companies that enable us to:

     1. Serve an expanding number of global industry verticals from to health care to agriculture to manufacturing.
     2. Serve multiple organizational levels of major corporations from blue collar to management to executives, focused on benefiting both the organization and the employee or individual learner.
     3. Utilize a blend of delivery methods including online learning, e-learning, instructor-led training, simulations, multimedia, etc.

Of course, integration and leveraging of acquired assets is key to long-term success of an acquisition-based company such as ours. To that end, in May 2004 we announced the appointment of Rich Marino as Chief Operating Officer. Rich Marino has over 20 years of senior executive management experience in global operations, product development and sales for major publishing and media companies such as IDG, CNET, Ziff-Davis and Harcourt Brace Jovanovich. We believe he will be a valuable asset for Trinity Learning and each of our existing and future operating units.

In the process of preparing and completing our audit for the fiscal year ended June 30, 2004, we reviewed our earlier determination to consolidate the financial statements of our two 51% owned subsidiaries, IRCA and Riverbend both acquired during fiscal 2004. Consolidation of these subsidiaries was included in our interim financial statements in previously-filed quarterly reports for fiscal 2004. After this review and following discussions with our auditors, the Board of Directors concluded on October 12, 2004 to use the equity method of accounting with respect to our interest in IRCA and Riverbend, rather than consolidating the financial results of these entities with those of the Company. We have decided to amend three previously filed 2004 Form 10-Qs to make the financial statements and disclosure consistent with the equity method to be reflected in our financial statements for the year ended June 30, 2004. Additional information on this matter is contained in our recently-filed Current Report on Form 8-K.

Although our financial results for fiscal year 2004 will reflect only partial consolidation of wholly-owned, majority-owned and minority-owned subsidiaries acquired at various times during the fiscal year, I hope you will agree that we are achieving momentum and increased visibility in financial markets. I recently presented Trinity Learning at the First Annual Merriman Curhan Ford & Co. Investor Summit on September 21, 2004 in San Francisco. We are in the process of enhancing our investor relations and public relations efforts to build on the success we have had so far in articulating our vision and strategy to financial institutions and financial markets.

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October 18, 2004

In all respects, we are working had to become a dynamic industry leader in workplace learning and certification. Our entire management team and board of directors are committed to creating long-term shareholder value through these efforts. We appreciate your support for our vision of Trinity Learning Corporation. Our shareholders, employees and customers make it all possible.

As always, please feel free to contact me by phone at +1 (510) 540-9300 extension 302 or by email at dcole@trinitylearning.com if you have any questions or concerns.

Sincerely,


Douglas Cole
Chief Executive Officer and Director
Trinity Learning Corporation



                 FORWARD LOOKING STATEMENTS - DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.